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                                                                      EXHIBIT 21


                                BARNES GROUP INC.

                              LIST OF SUBSIDIARIES


Operating Subsidiaries of the Company:


                                                Jurisdiction of
            Name                                 Incorporation
            ----                                 -------------

Associated Spring-Asia PTE. LTD.                  Singapore
Associated Spring do Brasil Ltda.                 Brazil
Associated Spring Mexico, S.A.                    Mexico
Associated Spring SPEC Limited                    United Kingdom
Barnes Group (Bermuda) Limited                    Bermuda
Barnes Group Canada Inc.                          Canada
Barnes Group Holding B.V.                         Netherlands
Bowman Distribution Europe Limited                United Kingdom
Bowman Distribution France S.A.                   France
Ressorts SPEC, SARL                               France
Windsor Airmotive Asia PTE. LTD.                  Singapore


           Associated Spring SPEC Limited is wholly-owned by Bowman Distribution Europe Limited. Ressorts SPEC, SARL is wholly-owned by Bowman Distribution France S.A. Windsor Airmotive Asia PTE. LTD. is wholly-owned by Barnes Group Canada Inc. Associated Spring-Asia PTE. LTD. and Associated Spring do Brasil Ltda. are wholly-owned by Barnes Group (Bermuda) Limited. Associated Spring Mexico, S.A. is owned by Barnes Group (Bermuda) Limited (20%), Barnes Group Canada Inc. (40%), and Associated Spring-Asia PTE. LTD. (40%). Barnes Group Canada Inc., Bowman Distribution Europe Limited, and Bowman Distribution France S.A. are wholly-owned by Barnes Group Holding B.V. Barnes Group (Bermuda) Limited and Barnes Group Holding B.V. are wholly-owned by Barnes Group Inc. The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see Note 1 of the Notes to Consolidated Financial Statements on page 23 of the 1998 Annual Report to Stockholders.